As filed with the Securities and Exchange Commission on August 23, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lockheed Martin Corporation

(Exact name of registrant as specified in its charter)

Maryland	52-1893632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marian S. Block

Vice President and Associate General Counsel

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glenn C. Campbell

Hogan Lovells US LLP

100 International Drive, Suite 2000

Baltimore, Maryland 21202

(410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/Amount of registration fee
Debt Securities	(1)

(1)	The registrant is registering hereby an unspecified principal amount of Debt Securities and is relying on Rules 456(b) and 457(r). In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Lockheed Martin Corporation

Debt Securities

We may from time to time offer our Debt Securities for sale on terms and at prices determined at the time the Debt Securities are offered for sale. The terms and prices will be described in more detail in one or more supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update, or change information contained in this prospectus.

We may offer and sell these securities to or through agents, underwriters, dealers, or directly to purchasers. The names of any agents, underwriters, or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

Our principal executive offices are located at 6801 Rockledge Drive, Bethesda, Maryland 20817, and our telephone number at that address is (301) 897-6000.

Investing in our securities involves risk. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 23, 2011

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Using this process, we may offer and sell Debt Securities in one or more offerings.

We have not authorized anyone to give any information or to make any representations concerning the Debt Securities we may offer except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that we authorize, or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Debt Securities that are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy Debt Securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of Debt Securities, as an indication that there has been no change in our affairs since the date of this prospectus.

Neither this prospectus, any accompanying prospectus supplement nor any free writing prospectus that we have authorized contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3 we filed with the SEC on August 23, 2011, which can be read at the SEC web site or at the SEC offices mentioned under the headings “Where To Find Additional Information” and “Incorporation of Certain Information by Reference.” The registration statement also includes exhibits. Statements contained in this prospectus, any prospectus supplement, and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell any of the Debt Securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered at that time. The prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where To Find Additional Information” and “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless otherwise indicated, “Lockheed Martin,” “the company,” “we,” “our,” and “us” are used interchangeably to refer to Lockheed Martin Corporation or to Lockheed Martin Corporation and its consolidated subsidiaries, as appropriate to the context.

OUR COMPANY

Lockheed Martin is a global security company that is principally engaged in the research, design, development, manufacture, integration, and sustainment of advanced technology systems and products. We also provide a broad range of management, engineering, technical, scientific, logistic, and information services. We serve both domestic and international customers with products and services that have defense, civil, and commercial applications, with our principal customers being agencies of the U.S. Government.

We are a Maryland corporation formed in March 1995 by combining the businesses of Lockheed Corporation and Martin Marietta Corporation. Our principal executive offices are located at 6801 Rockledge Drive, Bethesda, Maryland 20817, and our telephone number at that address is (301) 897-6000. Our website home page on the Internet is http://www.lockheedmartin.com. Information on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

An investment in our Debt Securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of Debt Securities, before making an investment decision, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, and in our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2011 and June 26, 2011, which are incorporated by reference in this prospectus and which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular Debt Securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

Our business, financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The market or trading price of our Debt Securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our Debt Securities to decline.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Forward-looking information is based on projections and estimates, not historical information. Some statements in this prospectus and the documents incorporated by reference in this prospectus are forward-looking and use words like “may,” “believe,” “expect,” “plan,” “anticipate,” “estimate,” and other similar expressions. Forward-looking information involves risks and uncertainties and reflects our best judgment based on then current information. Our financial condition, results of operations, and cash flows can be affected by inaccurate assumptions we make or by known or unknown risks and uncertainties. In addition, other factors may affect the accuracy of our forward-looking information. As a result, no forward-looking information can be guaranteed. Actual events and the results of operations may vary materially. While it is not possible to identify all factors, we continue to face many risks and uncertainties that could cause actual results to differ from our forward-looking statements, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2010, and in our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2011 and June 26, 2011.

We do not assume any responsibility to publicly update any of our forward-looking statements regardless of whether factors change as a result of new information, future events, or for any other reason. You should review any additional disclosures we make regarding forward-looking information in our Forms 10-K, 10-Q and 8-K filed with the SEC, which are incorporated into this prospectus by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and certain information we file later with the SEC automatically will update and, to the extent inconsistent, supersede the information filed earlier. We incorporate by reference the documents listed below (and any amendments to these documents) and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of the Debt Securities covered by this prospectus is completed; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC.

The following documents we filed with the SEC are incorporated into this prospectus by reference:

(1) our Annual Report on Form 10-K for the year ended December 31, 2010, including information specifically incorporated by reference in the Form 10-K from our definitive proxy statement for our 2011 Annual Meeting of Stockholders;

(2) our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2011 and June 26, 2011; and

(3) our Current Reports on Form 8-K filed on February 3, 2011, February 25, 2011, April 22, 2011, April 28, 2011, June 6, 2011, and June 24, 2011.

You may obtain copies of the documents we incorporate by reference by contacting us at the address indicated below or by contacting the SEC as described below under “Where to Find Additional Information.” We will provide without charge upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of these documents should be directed to:

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

Attention: Corporate Secretary

Telephone: (301) 897-6000

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Copies of the registration statement of which this prospectus is a part, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov. In addition, because our common stock is listed on the New York Stock Exchange, reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our SEC filings also are available free of charge from our website at http://www.lockheedmartin.com. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus.

RATIO OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES

We have presented in the table below our historical consolidated ratio of earnings from continuing operations to fixed charges for the periods shown.

	Six Months Ended June 26, 2011	Fiscal Year
		2010	2009	2008	2007	2006
Ratio of earnings from continuing operations to fixed charges	9.5	10.5	12.6	13.1	12.0	9.6

Our computation of the ratio of earnings from continuing operations to fixed charges includes our consolidated subsidiaries and equity investees. “Earnings” are determined by adding “total fixed charges,” excluding interest capitalized, to earnings from continuing operations before income taxes, eliminating undistributed earnings of our equity investees and adding back losses of our equity investees. “Total fixed charges” consists of interest on all indebtedness, amortization of debt discount or premium, interest capitalized, and an interest factor attributable to rents.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the Debt Securities under this prospectus for general corporate purposes. These purposes may include the repayment of indebtedness, future acquisitions, capital expenditures, working capital, and any other corporate purpose. Until we apply the net proceeds for specific purposes, we may invest the net proceeds in cash equivalents or short-term investments.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the Debt Securities that may be issued from time to time by us under this prospectus. The particular terms relating to each Debt Security will be set forth in a prospectus supplement. In the description of the Debt Securities that follows, “we,” “us,” and “our” refer only to Lockheed Martin Corporation and not to any of its subsidiaries.

General

We may issue from time to time one or more series of Debt Securities under an indenture between us and U.S. Bank National Association, as trustee. The indenture will not limit the amount of Debt Securities that we may issue.

The Debt Securities will be our direct, unsecured, and unsubordinated obligations, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities.

The following description is only a summary of the material provisions of the indenture for the Debt Securities and is qualified by reference to the indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture because it, and not this description, define your rights as a holder of the Debt Securities. The summary below of the general terms of the Debt Securities will be supplemented by the more specific terms in the prospectus supplement for a particular series of Debt Securities.

Terms

The indenture provides for the issuance of Debt Securities in one or more series. A prospectus supplement relating to a series of Debt Securities will include specific terms relating to that offering. These terms will include some or all of the following:

•	the title of the Debt Securities;

•	any limit on the total principal amount of the Debt Securities;

•	the price or prices at which we will sell the Debt Securities;

•	the maturity date or dates of the Debt Securities;

•	the rate or rates, which may be fixed or variable, at which the Debt Securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula, or other method will be used to determine payments of principal or interest and the manner of determining the amount of such payments;

•	the place or places of payments on the Debt Securities;

•	whether the Debt Securities are redeemable;

•	any redemption dates, prices, obligations, and restrictions on the Debt Securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations in which the Debt Securities will be issued, if other than $1,000 or multiples of $1,000;

•	the currency in which principal and interest will be paid, if other than U.S. dollars;

•	any provisions granting special rights upon the occurrence of specified events;

•	any deletions from, changes in, or additions to the events of default or the covenants specified in the indenture;

•	any trustees, authenticating or paying agents, transfer agents, registrars, or other agents for the Debt Securities if other than the trustee;

•	any conversion or exchange features of the Debt Securities;

•	whether we will issue the Debt Securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the Debt Securities;

•	the terms of payment upon acceleration; and

•	any other material terms of the Debt Securities.

We may issue Debt Securities that are convertible into or exchangeable for our common stock or other securities of Lockheed Martin or another company. We may also continuously offer Debt Securities in a medium term note program. If we issue these types of Debt Securities, we will provide additional information in a prospectus supplement.

We may sell Debt Securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different than market rates. When we refer to the principal and interest on Debt Securities, we also mean the payment of any additional amounts that we are required to pay under the indenture or the Debt Securities, including amounts for certain taxes, assessments, or other governmental charges imposed on holders of Debt Securities.

Denomination, Form, Payment, and Transfer

In general, we will denominate and make payments on Debt Securities in U.S. dollars. If we issue Debt Securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency.

We may from time to time issue Debt Securities as registered securities. This means that holders will be entitled to receive certificates representing the Debt Securities registered in their name. You can transfer or exchange Debt Securities in registered form upon reimbursement of any taxes or government charges. This transfer or exchange can be made at the trustee’s corporate trust office or at any other office maintained by us for such purposes. We may charge a reasonable fee in connection with certain transfers and exchanges. If the Debt Securities are in registered form, we can pay interest by check mailed to the person in whose name the Debt Securities are registered on the days specified in the indenture.

As a general rule, however, we will issue Debt Securities in the form of one or more global certificates that will be deposited with The Depository Trust Company, New York, New York (“DTC”). DTC will act as depository for the global certificates. Beneficial interests in global certificates will be shown on, and transfer of beneficial interests will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own Debt Securities that are represented by one or more global certificates, you can do so only indirectly or “beneficially” through an account with a broker, bank, or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

During the period of time the Debt Securities are represented by one or more global certificates:

•	You will not be able to have the Debt Securities registered in your name.

•	You will not be able to receive a physical certificate for the Debt Securities.

•	DTC will credit interest and principal payments from us to the accounts of your broker, bank, or other financial institution according to their beneficial ownership as reflected in DTC’s records.

•

Our obligations, as well as the obligations of the trustee and any of our agents, under the Debt Securities will run only to DTC as the registered owner of the Debt Securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank, or other financial institution fails to pass it on so that you receive it.

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Your rights under the Debt Securities relating to payments, transfer, exchanges, and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank, or other financial institution, and the contractual arrangements you have or your broker, bank, or financial institution has with DTC. Neither we nor the trustee will have any responsibility for the actions of DTC or your broker, bank, or financial institution.

•	You may not be able to sell your interests in the Debt Securities to some insurance companies and others who are required by law to own their Debt Securities in the form of physical certificates.

•

Because the Debt Securities will trade in DTC’s Same-Day Funds Settlement System, when you buy or sell interests in the Debt Securities, payment for them will have to be made in immediately available funds. This could affect the attractiveness of the Debt Securities to others.

We, the trustee, and the paying agent have no responsibility or liability for the records relating to beneficial ownership interests in the global certificates or for the payments of principal and interest for the accounts of beneficial holders of interests in the global certificates. A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of DTC or it is exchanged in whole or in part for Debt Securities in physical form in accordance with the indenture. A series of Debt Securities represented by global certificates will be exchangeable for Debt Securities in registered form with the same terms in authorized denominations if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depositary within 90 days; or

•	we decide not to require all of the Debt Securities of a series to be represented by global certificates and notify the trustee of that decision.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following are events of default under the indenture with respect to each series of Debt Securities:

•	failure to pay the principal or any premium on any Debt Security of that series when due;

•	failure for 30 days to pay interest on any Debt Security of that series when due;

•	failure to comply with any other agreement relating to the Debt Securities of that series or in the indenture that continues for 90 days after we have been given written notice of such failure; or

•	certain events of bankruptcy, insolvency, or reorganization.

An event of default for one series of Debt Securities does not necessarily constitute an event of default for any other series. The trustee may withhold notice to the Debt Securities holders of any default, except a payment default, if it considers such action to be in the holders’ interests.

If an event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the Debt Securities of the affected series, may declare the entire principal of, and any premium or accrued interest on, all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the acceleration of payment.

The indenture provides that the trustee has no obligation to exercise any of its rights at the direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in principal amount of any series of Debt Securities have the right to direct any proceeding, remedy, or power available to the trustee with respect to that series.

Conversion Rights

We will describe the terms upon which Debt Securities may be convertible into our common stock or other securities of Lockheed Martin or another company in a prospectus supplement. These terms will include provisions as to whether conversion is mandatory or optional. They also may include provisions adjusting the number of shares of our common stock or such other securities of Lockheed Martin or another company that are issuable upon any such conversion.

Certain Covenants

Unless the applicable prospectus supplement specifies otherwise, the Debt Securities will be subject to the restrictive covenants described below. Any additional restrictive covenants applicable to a particular series of Debt Securities that we offer will be described in the applicable prospectus supplement. Under the indenture, we will agree to:

•	pay the principal, interest, and any premium on the Debt Securities when due;

•	maintain a place of payment; and

•	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture.

The indenture restricts our ability and the ability of certain of our subsidiaries to encumber assets that are defined in the indenture as restricted property. If we, or any restricted subsidiary, as defined below, pledge or mortgage any of our restricted property to secure any debt, then we will, unless an exception applies, pledge or mortgage the same property to or for the benefit of the trustee to secure the Debt Securities equally and ratably for as long as such debt is secured by such property.

This restriction will not apply in certain situations. Assets may be encumbered if the encumbrance is a permitted lien, as defined below, without regard to the amount of debt secured by the encumbrance. Assets also may be encumbered if the sum of the following does not exceed 10% of our consolidated net tangible assets:

•	the amount of debt secured by such assets, plus

•	the total amount of other secured debt on restricted property, excluding debt that is secured by a permitted lien and excluding debt secured by a lien existing on the date of the indenture, plus

•	the total amount of attributable debt in respect of certain sale-leaseback transactions.

Permitted liens include:

•	liens on a corporation’s property, stock, or debt at the time it becomes a restricted subsidiary;

•	liens on property at the time we or a restricted subsidiary acquires the property, provided that no such lien extends to any of our other property or any other property of a restricted subsidiary;

•	liens securing payment of a property’s purchase price or to secure debt incurred within one year after the property’s acquisition for the purpose of financing the purchase price;

•	liens securing debt owing by a restricted subsidiary to us or another restricted subsidiary;

•

liens on property of an entity at the time such entity is merged into or consolidated with us or a restricted subsidiary or at the time we or a restricted subsidiary acquire all or substantially all of the assets of the entity;

•	liens in favor of any customer to secure payments or performance pursuant to any contract or statute, any related indebtedness, or debt guaranteed by a government or governmental authority;

•

liens arising pursuant to any order of attachment, distraint, or similar legal process so long as the execution or other enforcement is effectively stayed and the claims secured are being contested in good faith by appropriate proceedings;

•	materialmen’s, suppliers’, tax, or similar liens arising in the ordinary course of business for sums not overdue or which are being contested in good faith by appropriate proceedings; and

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any renewal, extension, or replacement for any lien permitted by one of the exceptions described above or a lien existing on the date that Debt Securities of a series are first issued, provided that the renewal, extension, or replacement is limited to all or any part of the same property subject to the existing lien.

Except in certain circumstances, the indenture also restricts our ability and the abilities of our restricted subsidiaries to enter into sale-leaseback transactions. The indenture will not otherwise limit our ability to incur additional debt, unless we tell you this in a prospectus supplement.

The following are summaries of definitions for certain terms we have just used. For the full definition of these terms, you should refer to the form of the indenture filed as an exhibit to the registration statement.

•	Attributable debt for a lease means the carrying value of the capitalized rental obligation determined under U.S. generally accepted accounting principles.

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Consolidated net tangible assets means our total assets, including the assets of our consolidated subsidiaries, as reflected in our most recent balance sheet, less current liabilities, goodwill, patents, and trademarks.

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Principal property means, with certain exceptions, any manufacturing facility located in the United States and owned by us or by one or more restricted subsidiaries and which has, as of the date the lien is incurred, a net book value, after deduction of depreciation and similar charges, greater than 3% of consolidated net tangible assets, or any manufacturing facility or other property declared to be a principal property by our chief executive officer or chief financial officer by delivery of a certificate to that effect to the trustee.

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Restricted property means, as to any particular series of Debt Securities, any principal property, any debt of a restricted subsidiary owned by us or one of our restricted subsidiaries on the date Debt Securities of the series are first issued or secured by a principal property or any shares of our stock or the stock of a restricted subsidiary owned by us or one of our restricted subsidiaries.

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Restricted subsidiary means one of our subsidiaries that has substantially all of its assets located in, or carries on substantially all of its business in, the United States and that owns a principal property, except that a subsidiary shall not be a restricted subsidiary if its shares are registered with the SEC or if it is required to file periodic reports with the SEC.

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Sale-leaseback transaction means, subject to certain exceptions, an arrangement pursuant to which we, or a restricted subsidiary, transfer a principal property to a person and contemporaneously lease it back from that person.

Consolidation, Merger, or Sale

The indenture prohibits us from consolidating with or merging into another corporation, or transferring all or substantially all of our assets to another corporation unless:

•	the successor corporation (which need not be a U.S. corporation) assumes all of our obligations under the Debt Securities and the indenture;

•

immediately after giving effect to the transaction, no event of default and no circumstances which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•	we have delivered to the trustee an officers’ certificate and a legal opinion confirming that we have complied with the indenture.

If we enter into such a transaction and comply with these provisions, our obligations under the Debt Securities and the indenture will terminate.

Redemption, Sinking Fund, and Defeasance

If a series of Debt Securities may be redeemed or is subject to a sinking fund, the prospectus supplement will describe those terms.

The indenture permits us to discharge or defease certain of our obligations for any series of Debt Securities at any time. We may discharge or defease a series of Debt Securities by depositing with the trustee cash or government securities sufficient to pay all sums due on that series and by delivering to the trustee an opinion of counsel to the effect that, based on applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service, the discharge or defeasance will not be deemed, or result in, a taxable event with respect to the holders of that series. Under certain circumstances, upon deposit of such cash or government securities and delivery of such opinion of counsel, our legal obligation to pay principal, interest, and any premium on that series will be discharged. We can discharge or defease one series of Debt Securities without discharging or defeasing any other series.

Changes to the Indenture

Holders who own more than 50% in principal amount of the Debt Securities of a series can agree with us to change the provisions of the indenture relating to that series. However, no change can affect the payment terms or the percentage required to change other terms without the consent of all holders of Debt Securities of the affected series.

We may enter into supplemental indentures for other specified purposes and to make changes that would not materially adversely affect your interests, including the creation of any new series of Debt Securities, without the consent of any holder of Debt Securities.

PLAN OF DISTRIBUTION

We may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents.

The distribution of the Debt Securities offered under the prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of Debt Securities, underwriters may receive compensation from us or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions, or commissions.

Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities offered under the prospectus may be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

We may have agreements with the underwriters, dealers, and agents to indemnify them against certain liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those liabilities.

If the applicable prospectus supplement indicates, we may authorize dealers or agents to solicit offers by certain institutions to purchase Debt Securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

An institutional purchaser’s obligation under the contract will be subject to the condition that the purchase of the offered Debt Securities at the time of delivery is allowed by the laws that govern such purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the Debt Securities will be passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements of Lockheed Martin Corporation appearing in Lockheed Martin Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Lockheed Martin Corporation’s internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Lockheed Martin Corporation for the quarters ended March 27, 2011 and March 28, 2010 and the quarters and six-month periods ended June 26, 2011 and June 27, 2010, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 27, 2011 and July 27, 2011, included in Lockheed Martin Corporation’s Quarterly Reports on Forms 10-Q for the quarters ended March 27, 2011 and June 26, 2011, and incorporated by reference herein, state that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because these reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of Debt Securities being registered.

SEC Registration Fee	$	(*	)
Rating Agency Fees		(**	)
Legal Fees and Expenses		(**	)
Accounting Fees and Expenses		(**	)
Printing and Engraving Expenses		(**	)
Trustee’s Fees		(**	)
Miscellaneous		(**	)

Total	$	(**	)

(*)	Pursuant to Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the SEC Registration Fee.
(**)	Because an indeterminate amount of Debt Securities are covered by this registration statement, the expenses in connection with the issuance and distribution of Debt Securities are not currently determinable.

Item 15.	Indemnification of Directors and Officers

The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding, or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by a corporation’s charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director, unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

Article XI of the charter of the Registrant limits the liability of directors and officers to the maximum extent permitted by the Maryland General Corporation Law. Article XI of the charter of the Registrant also authorizes the Registrant to adopt bylaws or resolutions to provide for the indemnification of directors and officers.

Article VI of the Bylaws of the Registrant provides for the indemnification of the Registrant’s directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant’s directors and officers are covered by certain insurance policies maintained by the Registrant.

In addition, the Registrant has entered into indemnification agreements with its directors. The indemnification agreements require the Registrant to indemnify a director and to advance expenses on behalf of such director to the fullest extent permitted by Maryland law if the director furnishes the Registrant with a written affirmation of the director’s good faith belief that the standard of conduct necessary for indemnification by the Registrant has been met and a written undertaking to reimburse the Registrant if a court of competent jurisdiction determines that the director is not entitled to indemnification. The agreements are in addition to other rights to which a director may be entitled under the Registrant’s charter, bylaws, and Maryland law.

Item 16.	Exhibits

1.1(1)	Form of Underwriting Agreement for Debt Securities.

4.1(2)	Form of Indenture for Debt Securities.

4.2(1)	Form of Debt Securities.

5.1(2)	Opinion of Hogan Lovells US LLP regarding the validity of the Debt Securities.

12.1(2)	Statement regarding computation of ratio of earnings from continuing operations to fixed charges.

15.1(2)	Acknowledgement of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.1(2)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2(2)	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1(2)	Powers of Attorney.

25.1(2)	Statement of Eligibility of the Trustee on Form T-1.

(1)	To be filed by amendment or as an exhibit to a report filed by the Registrant under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(2)	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424,

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant,

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant, and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on August 23, 2011.

LOCKHEED MARTIN CORPORATION

By:	/s/ CHRISTOPHER J. GREGOIRE
Christopher J. Gregoire
Vice President and Controller
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of August 23, 2011 by the following persons in the capacities indicated.

Name	Title

* Robert J. Stevens	Chairman, Director and Chief Executive Officer (principal executive officer)

* Bruce L. Tanner	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ CHRISTOPHER J. GREGOIRE Christopher J. Gregoire	Vice President and Controller (principal accounting officer)

* Nolan D. Archibald	Director

* Rosalind G. Brewer	Director

* David B. Burritt	Director

* James O. Ellis, Jr.	Director

* Thomas J. Falk	Director

* Gwendolyn S. King	Director

* James M. Loy	Director

* Douglas H. McCorkindale	Director

Name	Title

* Joseph W. Ralston	Director

* Anne Stevens	Director

*By:	/s/ MARIAN S. BLOCK
Marian S. Block
(Attorney-in-fact**)

**By powers of attorney filed with this registration statement.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1(1)	Form of Underwriting Agreement for Debt Securities.

4.1(2)	Form of Indenture for Debt Securities.

4.2(1)	Form of Debt Securities.

5.1(2)	Opinion of Hogan Lovells US LLP regarding the validity of the Debt Securities.

12.1(2)	Statement regarding computation of ratio of earnings from continuing operations to fixed charges.

15.1(2)	Acknowledgement of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.1(2)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2(2)	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1(2)	Powers of Attorney.

25.1(2)	Statement of Eligibility of the Trustee on Form T-1.

(1)	To be filed by amendment or as an exhibit to a report filed by the Registrant under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(2)	Filed herewith.